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                                                                   EXHIBIT 10.17

                                  AMENDMENT TO
                             THE QUANEX CORPORATION
                             1988 STOCK OPTION PLAN


                 THIS AGREEMENT by Quanex Corporation (the "Company"),

                              W I T N E S S E T H:

                 WHEREAS, the Board of Directors of the Company previously adopted the plan agreement known as the "Quanex Corporation 1988 Stock Option Plan" (the "Plan"); and

                 WHEREAS, the Board of Directors of the Company retained the right in Section 18 of the Plan to amend the Plan from time to time; and

                 WHEREAS, the Board of Directors of the Company has approved the following amendment to the Plan;

                 NOW, THEREFORE, the Board of Directors of the Company agrees that Paragraph 12 of the Plan is hereby amended, effective with respect to both Non-statutory Options outstanding on the date of the adoption of this Amendment and all Non-statutory Options issued in the future under this Plan, as follows:

                 12.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE.  Except
         as may be otherwise expressly provided herein with respect to an
         Option that is a Non-statutory Stock Option, all Options shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of severance, upon severance of the employment relationship between the Company and the optionee, whether with or without cause, for any reason other than the death, disability or, in the case of Non-statutory Stock Options only, Retirement of the optionee, during which period the optionee shall be entitled to exercise the Option in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Option on the date of such severance of employment. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof. In the event of severance because of the disability of the holder of any Incentive Stock Option while in the employ of the Company and before the date of
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         expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of such severance because of disability, during which period the optionee shall be entitled to exercise the Incentive Stock Option in respect to the number of shares that the optionee would have been entitled to purchase had the optionee exercised the Incentive Stock Option on the date of such severance because of disability. In the event of the death of the holder of any Incentive Stock Option while in the employ of the Company and before the date of expiration of such Incentive Stock Option, such Incentive Stock Option shall terminate on the earlier of such date of expiration or one year following the date of death. After the death of the optionee, his executors, administrators or any person or persons to whom his Incentive Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of an Incentive Stock Option to exercise the Incentive Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he had exercised the Incentive Stock Option on the date of his death while in employment. For purposes of Incentive Stock Options issued under this Plan, an employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company, a corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies, or a parent or subsidiary corporation of such corporation issuing or assuming an option. For this purpose, the phrase "corporation issuing or assuming an option" shall be substituted for the word "Company" in the definitions of parent and subsidiary corporations in Section 4 and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code.

                 In the event of the death, disability, or Retirement of a holder of a Non-statutory Stock Option, before the date of expiration of such Non-statutory Stock Option, such Non-statutory Stock Option shall continue fully in effect, including provisions providing for subsequent vesting of such Option, and shall terminate on the date of expiration of the Non-statutory Stock Option notwithstanding any provision to the contrary in the optionee's Option Agreement. After the death of the optionee, his executors, administrators or any person or persons to whom his Non-statutory Stock Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the Non-statutory Stock Option to exercise the Non-statutory Stock Option, in respect to the number of shares that the optionee would have been entitled to exercise if he were still alive. Notwithstanding the foregoing provisions of this Section, in the case of a Non-statutory Stock Option granted on or after December 8, 1994, the Committee may establish any option termination date in the Option Agreement with respect to such Option that is not later than ten years from the date of grant and impose restrictions on the exercise of such Option.

         This Amendment shall be effective as of December 8, 1994; provided that it shall not be effective as to any Option held by a person that is subject to the reporting and liability provisions




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of Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934 unless and until the Amendment is approved by the holders of a majority of the outstanding shares of Common Stock of the Company.

Dated:  October 20, 1994




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